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                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
         (TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)

                                     PROSPECTUS NUMBER: 1790



                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                           CALLABLE FIXED RATE NOTES

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

PRINCIPAL AMOUNT:        $55,000,000


CUSIP NUMBER:            59018S S96


INTEREST RATE:           6.05000%


ORIGINAL ISSUE DATE:     November 13, 1998


STATED MATURITY DATE:    November 13, 2008


INTEREST PAYMENT DATES:  13th day of each month commencing December 13, 1998 through the Stated
                         Maturity Date, subject to the following business day convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes may be redeemed prior to the Stated Maturity Date, See "Other
                         Provisions"


INITIAL REDEMPTION DATE: November 13, 2001


OTHER PROVISIONS:        This Note is subject to redemption at the option of the Company, in whole, on any Interest Payment Date occuring in May or November commencing on or after the Interest Payment Date in November 2001, (the "Redemption Date") at
                         the Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given, not more than 60 nor less than 30 days prior to the Redemption Date. The Redemption Price with respect to this Note shall be 100% of the principal amount of the Notes.



FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   November 3, 1998


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